EXHIBIT 4.2

Execution Version

ICON DEBT ASSUMPTION SUPPLEMENT

ICON DEBT ASSUMPTION SUPPLEMENT, dated as of March 4, 2021 (this “Agreement”), made by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “New Company”) and NEPTUNE MERGER SUB II LLC, a Delaware limited liability corporation (the “Original Company”), as successor by merger to NUTRITION & BIOSCIENCES, INC., a Delaware corporation (“N&B”), and acknowledged by MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, N&B, the lenders party thereto from time to time (the “Lenders”), the Agent and the other parties from time to time party thereto have entered into that certain Term Loan Credit Agreement, dated as of January 17, 2020 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of August 25, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, on the date hereof, substantially concurrently with the effectiveness of this Agreement, N&B has merged with and into the Original Company, with the Original Company as the surviving entity and the successor by merger to N&B; and

WHEREAS, the New Company wishes to expressly assume all of the rights and obligations of the Original Company under the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, in the Credit Agreement and in the other Loan Documents, the parties hereto hereby agree as follows:

1.    Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.    Loan Documents. Upon the occurrence of the Effective Date (as defined below):

(a)    the New Company hereby assumes all rights, title, interests, obligations and liabilities of all and whatever nature of the Original Company under the Credit Agreement and each of the other Loan Documents to which the Original Company is party from and after the date hereof and shall be entitled to exercise all rights and entitlements of the Original Company under the Credit Agreement and each of the other Loan Documents, in each case with the same force and effect as if originally “the Company” under the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the New Company shall hereby be liable under the Credit Agreement for the payment and performance of all Advances and other obligations (including the obligations to pay principal, interest, charges, expenses, fees and indemnities) and hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement and each other Loan Document delivered thereunder which are binding upon, and to be observed or performed by, the New Company or the “Company”. The New Company hereby ratifies and confirms the validity of, and all of its obligations and liabilities under, the Credit Agreement and each other Loan Document;

(b)    the Original Company is hereby released in full from all obligations and liabilities as “the Company” under the Credit Agreement and each of the other Loan Documents; and

(c)    each reference to “the Company” in the Credit Agreement and the other Loan Documents shall hereby be deemed to refer to the New Company, except where context otherwise requires.

3.    Conditions. Section 2 hereof shall become effective on the date (the “Effective Date”) when the following conditions have been satisfied:

(a)    Agreement. The Agent (or its counsel) shall have received an executed counterpart (which may include a facsimile or other electronic transmission)) of this Agreement executed by each of the New Company and the Original Company.

(b)    Other Documents. The Agent (or its counsel) shall have received from the New Company (x) a counterpart (or written evidence satisfactory to the Agent (which may include a facsimile or other electronic transmission)) of each 3-Year Tranche Note and 5-Year Tranche Note, as applicable, signed by the New Company (to the extent requested by any Lender at least three Business Days prior to the Effective Date) and (y) documentation required pursuant to Section 9.21 of the Credit Agreement.

(c)    Representations. The representation and warranty of the New Company set forth in Section 4(b) shall be true and correct upon the Effective Date upon giving effect to this Agreement.

4.    Representations. The New Company hereby:

(a)    makes each of the representations and warranties set forth in Section 4.01 of the Credit Agreement and the other Loan Documents as if set forth herein (provided that, for such purposes (i) the reference in Section 4.01(a) to “the Company” shall be deemed to refer to the New Company, (ii) it is understood that the term “Loan Documents” includes this Agreement and (iii) any references to both Icon and the Company shall be deemed to a singular reference to the New Company); and

(b)    represents and warrants that as of the Effective Date (or substantially concurrently with the occurrence thereof) the Original Company shall not be a guarantor (or shall be released from any such guaranty) of any Debt of the New Company in an aggregate principal amount in excess of $250,000,000.

5.    Effect on Credit Agreement. Nothing contained herein shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same. Except as expressly supplemented hereby, the Credit Agreement and each other Loan Document shall remain in full force and effect.

6.    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.02 of the Credit Agreement.

7.    Loan Document. From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

8.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

9.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.    Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.10 and 9.19 of the Credit Agreement are hereby incorporated by reference and shall apply with like effect to this Agreement.

11.    Headings. The Section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

12.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tiff”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

13.    Evidence of Release. The Agent shall, at the sole cost and expense of the New Company, execute any agreements, documents or instruments necessary to confirm or evidence the release of the Original Company contemplated hereby.

[Signatures Follow]

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC., as New Company

By:	/s/ John Taylor
Name: John Taylor
Title: Treasurer

NEPTUNE MERGER SUB II LLC, as Original Company

By:	/s/ John Taylor
Name: John Taylor
Title: Treasurer

Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:	/s/ Subhalakshmi Ghosh-Kholi
Name: Subhalakshmi Ghosh-Kholi
Title: Authorized Signatory

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